Manning & Napier Fund, Inc. 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Manning & Napier Fund, Inc. of our reports dated December 18, 2025, relating to the financial statements and financial highlights of Disciplined Value Series, Equity Series, Overseas Series, Pro-Blend Conservative Term Series, Pro-Blend Extended Term Series, Pro-Blend Maximum Term Series, Pro-Blend Moderate Term Series and Rainier International Discovery Series, which appear in Manning & Napier Fund, Inc.’s Certified Shareholder Report on Form N-CSR for the year ended October 31, 2025. We also consent to the references to us under the headings "Financial Statements", "Transfer Agent, Dividend Disbursing Agent, Custodian, Independent Registered Public Accounting Firm, and Counsel" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

February 27, 2026